Meeting Confirmation

Date:	July 24, 2020

Meeting ID #:	CRMTS# 12733

Submission type & #:	Pre-IND, PS005752

Requester:	Marci Aderive
PPD Development, LLP (Agent for NuGenerex Immuno-Oncology)

Meeting type:	Type B

Meeting category:	Pre-IND

Product:	Synthetic Ii-Key-SARS-CoV-2 prophylactic multivalent peptide vaccine alone and in combination with 3M's imidazoquinoline adjuvant (3M-052)

Indication:	Prophylactic immunization against COVID-19 in healthy adults

Meeting format:	Written Responses

We acknowledge receipt of your meeting package submitted on July 17, 2020.

We received your request for Written Responses Only rather than a Face-to-Face meeting or teleconference. CBER is in agreement with this meeting format and will send our Written Responses by August 24, 2020.

For future consideration:

As amended by the Food and Drug Administration Safety and Innovation Act (FDASIA) (Public Law 112-144, 126 Stat. 993) of July 9, 2012, the Pediatric Research Equity Act (PREA) requires any sponsor who plans to file a marketing application for a drug or biological product (FDCA section 505 or Public Health Service Act (PHS Act) section 351, respectively) that includes a new active ingredient, new indication, new dosage form, new dosing regimen, and/or new route of administration to submit an initial

U.S. Food & Drug Administration

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Silver Spring, MD 20993

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Pediatric Study Plan (PSP) (21 U.S.C. 355c), within 60 days of an END OF PHASE 2 meeting unless the drug has been granted orphan designation for the proposed indication. The intent of the PSP is to identify needed pediatric studies and begin planning for these studies. Within 60 days of your END OF PHASE 2 meeting, you will be required to submit an initial pediatric study plan as an amendment to your IND.

Under section 745A (a) of the FDCA, you are required to submit information electronically in the appropriate FDA-supported formats for certain Biologics License Applications (BLAs), New Drug Applications (NDAs), and Abbreviated New Drug Applications (ANDAs). Any submission that is not submitted electronically and/or is in a format that FDA cannot process, review and archive, will be subject to rejection. Please ensure that your format is specified and supported in FDA's Data Standards Catalog http://www.fda.gov/downloads/ForIndustry/DataStandards/StudyDataStandards/UCM34 0684.xlsx before planning your preclinical/clinical studies. This Web page will be updated regularly to reflect our growing experience in order to meet the needs of our reviewers. As of May 5, 2018, unless exempted, submission of IND applications in the appropriate FDA-supported electronic format is mandatory. Please see Guidance for Industry: Providing Regulatory Submissions in Electronic Format – Certain Human Pharmaceutical Product Applications and Related Submission Submissions Using the eCTD Specifications http://www.fda.gov/downloads/Drugs/GuidanceComplianceRegulatoryInformation/Guida nces/UCM333969.pdf. For more information, please visit: http://www.fda.gov/ectd

All study data generated from trials initiated now or in the future that will be submitted with applications for new drugs/biologics must be in conformance with the standards listed in the FDA Data Standards Catalog. We strongly encourage sponsors to use the FDA supported data standards as early as possible in the product development lifecycle, so that data standards are accounted for in the design, conduct, and analysis of clinical studies. For example, IND sponsors should include with their clinical protocol the CBER study data standardization plan https://www.fda.gov/Drugs/DevelopmentApprovalProcess/FormsSubmissionRequirements/ElectronicSubmissions/ucm248635.htm proposing their specific use of the Clinical Data Interchange Standards Consortium (CDISC), including Study Data Tabulation Model (SDTM) and Analysis Data Model (ADaM) formats and to also include CDASH (Clinical Data Acquisition Standards Harmonization), the associated annotated case report form for SDTM. Applicants whose trials began before December 17, 2016 should consult the Study Data Technical Conformance Guide http://www.fda.gov/downloads/ForIndustry/DataStandards/StudyDataStandards/UCM38 4744.pdf for further information on possibly converting legacy data (non-CDISC) to CDISC. (Additional information regarding standardized study data can be found in the Guidance for Industry: Providing Regulatory Submissions in Electronic Format – Standardized Study Data https://www.fda.gov/downloads/drugs/guidances/ucm292334.pdf.

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Please include a reference to PS005752 in your future submissions related to the subject product.

If you have any questions, please contact Nikunj Sharma, Regulatory Project Manager, at Nikunj.Sharma@fda.hhs.gov or 301-796-2640.